AGR40196    4/1/96             Revised
                                 MASTER LICENSE
                                       and
                           NON-EXCLUSIVE DISTRIBUTION
                                    AGREEMENT

                                     Between

                             INTERNET INFINITY, INC.
                                       and
                         Lord & Morris Productions, Inc.

1.) The following agreement is intended to explain the relationship of Internet Infinity, Inc. and Lord & Morris Productions, Inc.

2.) Lord and Morris Productions, Inc. (L&M) grants Internet Infinity, Inc. (III) the non-exclusive right to manufacturer, duplicate, promote, sell, exhibit and distribute the III Programs, as hereinafter defined in Paragraph 11, only in the videocassette format, in the United States, under the following conditions:

3.) III is also known as Morris Video, Morris & Associates, as a parties to this agreement.

4.) "Non-exclusive" means that L&M reserves the sole right without restriction to license or sub-license the programs to third parties other than III without notification to III. III is prohibited from sublicensing its non-exclusive distribution rights to any third party

5.) L&M shall have the sole discretion on all issues relating to creating and marketing the programs including but not limited to the right to create packaging material, brochures and other selling aids for the programs, and to create and use all other marketing and promotional materials L&M shall deem necessary.

8.) L&M shall be responsible for providing any art work for packaging and promotional material. III does not receive any rights in packing and promotional materials created by L&M.

9.) Neither party, L&M nor III shall incur any obligation in the other's name. The parties shall act solely as independent contractors under this agreement and nothing contained herein shall create or be construed as creating a partnership, joint venture, agency or any other relationship between the parties other than one of independent contractor.

10.) III shall be entitled to sell, market and distribute other products, including its own creations and programs as an independent contractor and such distribution shall not be deemed to be a breach of this agreement. L&M shall be entitled to sell, market and

                                                                    Exhibit 10.1
                                                               Page 1 of 4 Pages
distribute other products, including its own creations and programs as an independent contractor and such distribution shall not be deemed to be a breach of this agreement.

11.) "program(s)" defined as:

The Video Tech ?How-To? Library
Video Computer Training Series

12.) The rights  granted by L&M to III under this  agreement are for a period of
(36) thirty-six months from August 1, 1996 to July 31, 1999. The agreement will automatically renew each year on August 1, until terminated by either party as shown in Paragraph 13,

13. This Agreement may be terminated anytime by either party L&M or III without cause, by giving the other party thirty days written notice.

14.) Good and valuable consideration for the rights granted by L&M to III under this agreement is the delivery of one VHS 1/2" copy of any master as advanced royalties. L&M by signing this agreement acknowledges receipt of the VHS video.

15.) III will remit to L&M quarterly a royalty of (10%) ten percent of the gross funds it receives during the quarter from the sales of L&M programs. Such report of sales and royalty payments shall be due thirty days after the end of the quarter.

16.) It is understood by both parties that expenses of operation, costs of manufacturing, printing, duplication are the responsibility of III and are not to be deducted from any payments otherwise due L&M, nor are the expenses to be shared by L&M unless approved in writing, in advance, by L&M.

17.) The parties to this agreement authorize III to send all payments, statements, notices and other documents required or permitted under this agreement directly to the address listed for L&M on the last page of this agreement.

18.) Royalties due L&M shall be paid by check in United States currency and shall accompany the royalty statement.

19.) III will be responsible for advertising, accepting and filling orders, billing, collecting payments, and accounting for III sales.

20.) L&M shall provide III with a 3/4 NTSC master program at no cost to III and L&M will allow copies of the masters (sub-masters) of L&M's programs to be made and kept in the possession of III during the contract period.


                                                                    Exhibit 10.1
                                                               Page 2 of 4 Pages

21.) L&M shall, for a period of three months following the final expiration of this agreement grant III the non-exclusive right to sell its inventory of programs remaining as of the expiration date. The agreed percentage of royalties in Paragraph 16, will apply during the three month "sell-off" period.

22.) All copies of each Video program shall contain appropriate and legally sufficient copyright notices, which shall be inserted by III.

23.) It is L&M's responsibility to pay talent or creative residuals on programs as they now exist. Payment to present talent persons is in no way a direct or indirect responsibility of III.

24.) L&M represents, warrants and agrees:

a. that III shall not be responsible to L&M any other person or entity with any alleged interest in the programs for moneys except as specifically set forth in this contract.

b. that L&M has obtained or will obtain proper and effective licenses or grants of authority to use the results of the services or performers, and other persons, connected with the production of the programs.

c. that L&M has the exclusive right to dispose of each and every right granted or purported to be granted to III in this agreement.

28.) L&M specifically undertakes and agrees to indemnify and hold III harmless from and against all demands, claims, costs, losses, damages, liabilities, causes of action, and expenses (including III?s reasonable attorney's fees) resulting directly or indirectly from any claimed breach of any agreement, representation or warranty made by L&M in this contract.

29.) III specifically undertakes and agrees to indemnify and hold L&M harmless from and against all demands, claims, costs, losses, damages, liabilities, causes of action, and expenses (including L&M's reasonable attorney's fees) resulting directly or indirectly from any claimed breach of any agreement, representation or warranty made by III in this contract.

30.) This agreement has been entered into in the State of California, and the validity, interpretation and legal effect of this contract shall be governed by the laws of the State of California with respect to the determination of any claims, dispute or disagreement which may arise out of the interpretation, performance, or breach of this contract.

32.) The agreement shall endure to the benefit of and be binding upon the heirs, successors and assigns of the parties.

                                                                    Exhibit 10.1
                                                               Page 3 of 4 Pages

33. This agreement contains the entire understanding of the parties hereto relating to the subject matter hereof and cannot be amended, modified, changed or terminated except by a written instrument duly signed by authorized officers of the parties hereof. A waiver by either party of any term or condition of this agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the future or of any subsequent breech thereof. The invalidity of any particular provision of this agreement, and this agreement shall be construed as if such invalid provisions were omitted.

34.) Any and all actions by III or L&M, with respect to the determination of any claims, dispute or disagreement, which may arise out of the interpretation, performance, or breach of this agreement, shall be submitted to mediation at the written request of either III or L&M. If the matter between the parties is not resolved within ninety days of the commencement of mediation, the matter shall be submitted to binding arbitration under the rules of American Arbitration Association, conducted in Los Angeles County.


This agreement is accepted by both parties as indicated below.


Internet Infinity, Inc.                          Lord & Morris Productions, Inc.
2707 Plaza Del Amo #601                            663 The Village
Torrance,  California 90503                        Redondo Beach, Ca 90277

----------------------                           ------------------------
George P. Morris                                 Dawn Morris


Date                                             Date
    -------------                                    --------------

                                                                    Exhibit 10.1
                                                               Page 4 of 4 Pages